EXHIBIT 10.20

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), dated as of March 30, 2021 (the “Effective Date”), is entered into by and between MAPTELLIGENT INC., a Nevada corporation, formerly known as Las Vegas Xpress, Inc., (“Maptelligent”), GEOCOMMAND, INC., a Florida corporation (“GEOCommand”) and ALBERT KOENIGSBERG, a resident of Florida (“Koenigsberg” and together with GEOCommand, the “GEOCommand Parties). Together, and for the purposes of this Agreement, Maptelligent, Koenigsberg and GEOCommand may each be referred to as a “Party”, and together constitute the “Parties.”

Recitals

WHEREAS, on April 13, 2020, Maptelligent and GEOCommand, entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Maptelligent was to have purchased certain assets of GEOCommand in exchange for certain shares of common stock of Maptelligent;

WHEREAS, certain disputes have arisen among the Parties in respect of the Purchase Agreement and the transactions contemplated thereby;

WHEREAS, Maptelligent and the GEOCommand Parties have elected to amicably resolve this dispute in good faith and without litigation;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the Parties that this matter shall be settled upon the following terms and conditions:

SETTLEMENT TERMS

1. Incorporation of Recitals; Defined Terms. The Parties acknowledge the foregoing Recitals in this Agreement are true and correct, are contractual in nature, and are hereby incorporated by reference into and made part of this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

2. Settlement. Upon execution of this Agreement by all the Parties hereto:

a. Maptelligent hereby irrevocably releases and relinquishes any claims or ownership interest it may have in or to the Assets and any other claims it may otherwise have under the Purchase Agreement; and

b. the GEOCommand parties hereby to irrevocably release and relinquish any claims or interest they may have under the Purchase Agreement or otherwise in respect of Maptelligent.

3. Representations and Warranties of Maptelligent. Maptelligent hereby represents and warrants to the GEOCommand Parties that:

a. It has the requisite power and authority to enter into this Agreement and consummate the Settlement.

b. It has not assigned any ownership interest it may have in the Assets or any claims it may have under the Purchase Agreement to any third-party.

4. Representations and Warranties of GEOCommand. GEOCommand hereby represents and warrants to Maptelligent that:

a. It has the requisite power and authority to enter into this Agreement and consummate the Settlement.

b. It has not assigned any claims it may have under the Purchase Agreement to any third-party.

5. Representations and Warranties of Koenigsberg. Koenigsberg hereby represents and warrants to Maptelligent that:

a. While he was an officer, director or a person who exercised any managerial control of Maptelligent, while in such capacity he acted in the best interests of Maptelligent and did not engage in any self-dealing or otherwise violate any fiduciary obligations he may have had to Maptelligent.

b. He has not assigned any claims it may have under the Purchase Agreement to any third-party.

6. Mutual Indemnification. In consideration of Parties’ execution and delivery of this Agreement, each Party shall defend, protect, indemnify and hold harmless the other Parties and their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the other Party in this Agreement, (b) any breach of any covenant, agreement or obligation of the other Party contained in this Agreement, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Maptelligent) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, other than in the case of this clause (c) as result of the gross negligence, willful misconduct or violation of law by a Party or any Indemnitee. To the extent that the foregoing undertaking by a Party may be unenforceable for any reason, the Party required to indemnify shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

7. Mutual Releases. Effective upon the execution hereof by each Party, Maptelligent and the GEOCommand Parties do hereby irrevocably release the other Party, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective shareholders, officers, directors, heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Parties, as well as the other Parties’ respective officers, directors, shareholders, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, in connection with the Purchase Agreement. This release shall not limit the rights of either Party to enforce this Agreement.

8. Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

9. Confidentiality. The Parties agree to keep the terms of this Agreement confidential, except as disclosure may be required to enforce the terms of this Agreement or to comply with any applicable law, a lawful subpoena and/or by a governmental taxing authority. The Parties may also share information concerning the terms of this Agreement with their attorneys and tax advisors as necessary for purposes of obtaining legal or tax advice.

10. Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

11. Predecessors, Successors, and Assigns. All persons or business entities granting releases hereby include any assignee, predecessor in interest, or successor in interest of the respective grantor. All persons or business entities released hereby include any predecessor in liability or successor in liability for the released liability.

12. Legal Fees and Costs. Each of the Parties shall pay its own respective costs and attorneys’ fees incurred with respect to this Agreement.

13.Choice of Law; Jurisdiction and Venue Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action to enforce or interpret this Agreement may be brought in the State of Nevada and each of the Parties waive any objection they have to jurisdiction or venue (the “Acceptable Forums”). The GEOCommand Parties hereby represent and warrant that they have sufficient contacts with the State of Nevada as a result of the transactions set forth above and that Acceptable Forums are convenient to it and submits to the jurisdiction and venue of the Acceptable Forums.

14. Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understandings between the Parties concerning any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumptions against the Parties causing the same to be prepared.

15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

16. Miscellaneous. In the event of the litigation alleging breach of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys’ fees. If any portion of this Agreement is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. This Agreement may be executed in counterpart copies which taken together shall constitute one and the same agreement even though no one copy bears the Parties’ signatures. For the avoidance of doubt, nothing set forth in this Agreement shall be deemed to effect the current rights of any stockholders in their ownership of Maptelligent or the composition of Maptelligent’s management.

17. Grammatical Correction. Wherever the text hereof requires, the use of singular number shall include the appropriate plural number and the use of the plural number shall include the singular number, as the text of the within instrument may require.

18. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, provided that each Party receives a signed counterpart of the other Party. An executed counterpart copy delivered by facsimile or otherwise electronically transmitted (such as via e-mail in PDF format) shall be deemed an original and have the same force and effect as an original signature. This Agreement shall not be binding unless executed by and delivered to the Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below.

MAPTELLIGENT INC.

By:
Name:
Title:

GEOCOMMAND INC.

By:
Name:
Title:

ALBERT KOENIGSBERG